Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Ashland Inc. for the registration of 482,575 shares of its common stock and to the incorporation by reference therein of our report dated November 5, 1997, with respect to the consolidated financial statements and financial statement schedule of Ashland Inc. and subsidiaries, included in its Annual Report (Form 10-K) for the year ended September 30, 1997, filed with the Securities and Exchange Commission.



                                             /s/ Ernst & Young LLP

                                           Ernst & Young LLP



March 17, 1998